UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 22, 2022
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5100 East Skelly Drive, Suite 500, Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTRX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On June 22, 2022, Matrix Service, Inc. ("MSI"), an Oklahoma corporation and wholly owned subsidiary of Matrix Service Company, a Delaware corporation (the "Company"), completed the previously announced sale of its real estate assets where its fabrication, regional office and warehouse facilities are located in Orange, California (the "Orange CA Facilities") to Pisces 500 W. Collins Ave. LLC, a Delaware limited liability corporation ("Buyer"), pursuant to the Purchase and Sale Agreement, dated as of June 13, 2022, by and between MSI and the Buyer.
The base sales price was $37.6 million in cash, and after customary closing adjustments, cash received from the sale was approximately $37.2 million. The Company will continue to operate in Southern California but decided to sell the Orange CA Facilities given the increased value of real estate in the west coast market. The transaction will result in a pre-tax gain of $32.8 million. The Company will utilize NOLs previously reserved through a valuation allowance to fully offset the gain and does not expect to pay federal taxes. The company will record the transaction in the fourth quarter of its fiscal year ended June 30, 2022. Proceeds from the sale will be utilized to support the ongoing business.
In connection with and upon closing of the Purchase and Sale Agreement, MSI entered into a lease agreement pursuant to which MSI will lease the Orange CA Facilities for a period of up to 24 months or until the company finds a suitable location and facilities to relocate its continuing western operations.
A copy of the Purchase and Sale Agreement will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: June 28, 2022	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer